UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

LIBERTY ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-138107
(Commission File Number)

205024859
(IRS Employer Identification No.)

Two Allen Center, Suite 1600, 1200 Smith Street, Houston, Texas, 77002
(Address of principal executive offices and Zip Code)

(713) 353 4700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 11, 2010, we engaged new auditors as our independent accountants to audit our financial statements. Our Board of Directors approved the change of accountants to ABBM Group, Ltd LLP. Accordingly, we dismissed George Stewart, CPA on November 11, 2010

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended July 31, 2009 and 2010, and in the subsequent interim periods through November 11, 2010, there were no disagreements with George Stewart, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of George Stewart, CPA would have caused George Stewart, CPA to make reference to the matter in their report. The reports on the financial statements prepared by George Stewart, CPA, for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except that George Stewart, CPA, expressed in their reports substantial doubt about our ability to continue as a going concern.

We provided George Stewart, CPA with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided from George Stewart, CPA is filed as Exhibit 16.1 to this Current Report on Form 8-K.

We have engaged the firm of ABBM Group, Ltd LLP., as of November 11, 2010. During the last two fiscal years and subsequent interim periods preceding their engagement, ABBM Group, Ltd LLP., was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements .

Item 9.01	Financial Statements and Exhibits

16.1	Letter from George Stewart, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ENERGY CORP.

/s/ Ian Spowart
Ian Spowart
President

Date: November 16, 2010